UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2010

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)
4826 Hunt Street Pryor, Oklahoma 74361 (Address of Principal Executive Offices)
(918) 825-0616 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 1, 2010, Orchids Paper Products Company (the “Registrant”) entered into Amendment Five (the “Amendment”) to the Second Amended and Restated Agented Credit Agreement, dated April 9, 2007, with its existing bank group of Bank of Oklahoma, N.A. and Commerce Bank, N.A.  The Amendment includes the following provisions:

  increase the annual unfunded capital expenditures limit for the fiscal year ended December 31, 2010 from $11.0 million to $13.0 million, to cover the cost of expanding the capacity of the Registrant’s wastewater treatment facility;
  remove the restriction on the payment of dividends, under certain circumstances, including dividends payable solely in additional shares of Registrant’s common stock and cash dividends not exceeding $8,000,000 in the aggregate in any fiscal year;
  eliminate the requirement that Registrant maintain a Debt Service Coverage Ratio;
  add the requirement that the Registrant maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, commencing with the fiscal quarter ending June 30, 2010; and
  add a quarterly Tangible Net Worth covenant pursuant to which Registrant agrees to maintain a Tangible Net Worth of not less than the sum of (i) $50,000,000, plus (ii) 50% of the Registrant’s net income, plus (iii) 100% of the net proceeds from any offering of equity securities after December 31, 2009.

The foregoing summary is not complete. A copy of the Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.  See the Exhibit Index which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: June 2, 2010	By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Amendment Five to Second Amended and Restated Agented Credit Agreement, dated June 1, 2010.